United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2003

Global Preferred Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-23637 (Commission File Number)	58-2179041 (I.R.S. Employer Identification No.)

6455 East Johns Crossing
Suite 402
Duluth, GA 30097
(Address of principal executive offices)

(770) 248-3311
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 15, 2003, Global Preferred Holdings, Inc. entered into an Extension and Tolling Agreement with Western Reserve Life Assurance Co. of Ohio (“WRL”) regarding the First Right Agreement, dated July 12, 2001, between WRL and Global Preferred Re Limited, a subsidiary of Global Preferred Holdings. The Extension and Tolling Agreement extends the deadlines for Global Preferred Re to exercise any rights granted in the First Right Agreement to reinsure additional WRL variable life policies or variable annuity contracts to a date 90 days following receipt of written notice from either party to the other party.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 5, 2004	Global Preferred Holdings, Inc.

By:/s/ Bradley E. Barks Name: Bradley E. Barks Title: Chief Financial Officer